Exhibit 4.21

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 24, 2006

This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is by and among FRESH DEL MONTE PRODUCE INC., a Cayman Island company (“Fresh Produce”), DEL MONTE FRESH PRODUCE N.A., INC., a Florida corporation (“Fresh N.A.”), DEL MONTE FRESH PRODUCE INTERNATIONAL, INC., a Liberian corporation (“Fresh International”), FRESH DEL MONTE SHIP HOLDINGS LTD., a Cayman Island company (“Ship Holdings”), DEL MONTE B.V. (f/k/a Del Monte Fresh Produce B.V.), a Netherlands corporation (“DMBV”), DEL MONTE FRESH PRODUCE (UK) LTD., an English limited company (“Fresh U.K.”), DEL MONTE FOODS INTERNATIONAL LTD., an English limited company (“Foods International”), DEL MONTE INTERNATIONAL INC., a Panama corporation (“Del Monte International”), and DEL MONTE EUROPE LTD., an English limited company (“Del Monte Europe”) (Fresh Produce, Fresh N.A., Fresh International, Ship Holdings, DMBV, Fresh U.K., Foods International, Del Monte International and Del Monte Europe are referred to herein collectively as the “Borrowers” and each individually as a “Borrower”); the entities identified as “Guarantors” on the signature pages hereof (each a “Guarantor” and collectively, the “Guarantors”); the banks and other lending institutions listed on the signature pages hereof as Lenders (the “Lenders”); and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

WHEREAS:

(1) The Borrowers, the Administrative Agent, the Guarantors and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 21, 2003, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 27, 2004, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 24, 2004, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 10, 2004, as further amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 15, 2005 and as further amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of February 14, 2006 (as may be further amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”).

(2) The Borrowers have requested that certain terms and conditions of the Credit Agreement be amended and the Administrative Agent and the Lenders have agreed to the requested amendments, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:

Section 1. Amendment to Section 6.15 of the Credit Agreement. Section 6.15 of the Credit Agreement, Financial Covenants, is hereby amended by deleting clause (d) thereof in its entirety and substituting the following in lieu thereof:

“(d) Minimum Fixed Charges Coverage Ratio. Fresh Produce and its Subsidiaries on a Consolidated basis shall maintain (i) as of the end of each fiscal quarter of Fresh Produce from and including the fiscal quarter ending March 2003 through and including the fiscal quarter ending December 2005, a Fixed Charges Coverage Ratio for such fiscal quarter and the three immediately preceding completed fiscal quarters of Fresh Produce of not less than 1.15 to 1.00, (ii) as of the end of the fiscal quarter ending March 2006, a Fixed Charges Coverage Ratio for such fiscal quarter and the three immediately preceding completed fiscal quarters of Fresh Produce of not less than 0.40 to 1.00, and (iii) as of the end of each fiscal quarter of Fresh Produce from and including the fiscal quarter ending June 2006 and each fiscal quarter thereafter, a Fixed Charges Coverage Ratio for such fiscal quarter and the three immediately preceding completed fiscal quarters of Fresh Produce, of not less than 1.15 to 1.00.”

Section 2. Representations and Warranties. Each Borrower and Guarantor represents and warrants as follows:

(a) The execution, delivery and performance by such Loan Party of this Amendment and the other transactions contemplated hereby, are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party’s charter or bylaws; (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award; (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties; or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties; of any Loan Party or any of its Subsidiaries.

(b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery, reeordation, filing or performance by any Loan Party of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

(c) This Amendment and each other document required to be delivered by a Loan Party hereunder have been duly executed and delivered by each Loan Party thereto, and constitute the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

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(d) The representations and warranties contained in Article 4 of the Credit Agreement, and in each of the Loan Documents, are correct in all material respects on and as of the date hereof as though made on and as of such date, other than any such representations and warranties that, by their terms, expressly refer to an earlier date.

(e) No event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Section 3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall be effective as of the date first set forth above upon the satisfaction of the following conditions precedent in a manner acceptable to the Administrative Agent:

(a) this Amendment, duly executed by the Borrowers, the Guarantors, the Administrative Agent and the Required Lenders; and

(b) such other documents, instruments, and information executed and/or delivered by the Borrowers as the Administrative Agent may reasonably request.

Section 4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment as set forth in Section 3 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Notes and the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 5. Costs, Expenses and Taxes. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto). In addition, the Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

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Section 6. Affirmation of Guaranty. By executing this Amendment, each Guarantor hereby acknowledges, consents and agrees that all of its obligations and liability under its Guaranty Agreement remain in full force and effect in relation to the Credit Agreement, as amended and modified by this Amendment, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under its Guaranty Agreement.

Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.

Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9. Final Agreement. This Amendment represents the final agreement between the Borrowers, the Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Amendment shall constitute a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

BORROWERS:	FRESH DEL MONTE PRODUCE INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

DEL MONTE FRESH PRODUCE N.A., INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

DEL MONTE FRESH PRODUCE INTERNATIONAL, INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	Director

FRESH DEL MONTE SHIP HOLDINGS LTD.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

DEL MONTE B.V.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Attorney-In-Fact

DEL MONTE FRESH PRODUCE (UK) LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE FOODS INTERNATIONAL LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE INTERNATIONAL INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director/Treasurer

DEL MONTE EUROPE LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTORS:	DEL MONTE FRESH PRODUCE COMPANY

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (SOUTHWEST), INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (FLORIDA), INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

FRESH DEL MONTE PRODUCE (CANADA), INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

DEL MONTE FRESH PRODUCE (SOUTHEAST), INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (WEST COAST), INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (TEXAS), INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (KANSAS CITY) INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE FOODS EUROPE LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

DEL MONTE FOODS NORTHERN EUROPE LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE FRESH PACKAGED PRODUCE (UK) LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

GLOBAL REEFER CARRIERS, LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

FDM HOLDINGS LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE B.V.I. LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

CORPORATION DE DESARROLLO.AGRICOLA DEL MONTE S.A.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

COMPANIA DE DESARROLLO BANANERO DE GUATEMALA S.A.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Attorney-In-Fact

DEL MONTE FRESH PRODUCE (ASIA- PACIFIC) LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

FRESH DEL MONTE PRODUCE N.V.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

WAFER LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FRESH DEL MONTE JAPAN COMPANY LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE FRESH PRODUCE (CHILE) S.A.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE FRESH PRODUCE BRASIL LTDA.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Attorney-In-Fact

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT, LENDERS AND VOTING PARTICIPANTS:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent and a Lender

	By:	/s/ Betty H. Mills
	Name:	Betty H. Mills
	Title:	Executive Director

	By:	/s/ Brett Delfino
	Name:	Brett Delfino
	Title:	Executive Director

AGFIRST FARM CREDIT BANK, as a Lender

	By:	/s/ Felicia Morant
	Name:	Felicia Morant
	Title:	Vice President

HARRIS N.A., as a Lender

By:
Name:
Title:

SUNTRUST BANK, as a Lender

	By:	/s/ Samuel M. Jannetta, Jr.
	Name:	Samuel M. Jannetta, Jr.
	Title:	Vice President

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT SERVICES OF MID-AMERICA, PCA, as a Lender

By:	/s/ Steven R Kluemper
Name:	Steven R. Kluemper
Title:	Vice President

ING CAPITAL LLC, as a Lender

By:	/s/ Lina A. Garcia
Name:	Lina A. Garcia
Title:	Vice President

U.S. AGBANK, FCB, as a Lender

By:	/s/ Travis W. Ball
Name:	Travis W. Ball
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brian K. Keeney
Name:	Brian K. Keeney
Title:	Sr. Vice President

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

COBANK, ACB, as a Lender

By:	/s/ Lori L. O’Flaherty
Name:	Lori L. O’Flaherty
Title:	Senior Vice President

FARM CREDIT BANK OF TEXAS, as a Lender

By:	/s/ Isaac E. Bennett
Name:	Isaac E. Bennett
Title:	Vice President

FARM CREDIT WEST, PCA, as a Lender

By:	/s/ Ben Madonna
Name:	Ben Madonna
Title:	Asst. Vice President

GREENSTONE FARM CREDIT SERVICES ACA/FCLA, as a Lender

By:	/s/ Alfred S. Compton, Jr.
Name:	Alfred S. Compton
Title:	VP/Sr. Lending Officer

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/ Clifford F. Cho
Name:	Clifford F. Cho
Title:	Vice President

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas M. Harper
Name:	Thomas M. Harper
Title:	Senior Vice President

1ST FARM CREDIT SERVICES, PCA, as a Lender

By:	/s/ Dale A. Richardson
Name:	Dale A Richardson
Title:	VP Illinois Capital Markets Group

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Robert P. Coswell
Name:	Robert P. Coswell
Title:	Vice President

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AMERICAN AGCREDIT, PCA, as a Lender

By:
Name:
Title:

FARM CREDIT SERVICES OF AMERICA, PCA, as a Voting Participant

By:	/s/ Bruce Rouse
Name:	Bruce Rouse
Title:	Vice-President

FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA d/b/a/ FCS COMMERCIAL FINANCE GROUP, as a Voting Participant

By:	/s/ Lisa Caswell
Name:	Lisa Caswell
Title:	Commercial Loan Officer

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT